ESCROW AGREEMENT FOR
                               LASIK AMERICA, INC.
                               -------------------
                THIS ESCROW AGREEMENT is made and entered into as of the ____

November, 2001, by and between LASIK America, Inc., a Nevada corporation

("CUSTOMER") and Wells Fargo Bank, National Association, (the "Escrow Agent").

                WHEREAS, CUSTOMER intends to publicly offer up to 425,000 units of the CUSTOMER's registered securities (the "Units"), with each Unit consisting of one share of Common Stock, $.001 par value per share and one Common Stock

Purchase Warrant entitling the warrant holder to purchase one additional share of Common Stock (collectively referred to as the "Securities"), for which each subscriber will pay the public offering price of $6.10 for each Unit; and

                WHEREAS, it has been determined that the proceeds to be received from the offering should be placed in escrow until such time as all conditions of the offering are satisfied and until the CUSTOMER formally accepts the written subscriptions tendered by purchasers of the Units;

                WHEREAS, the Escrow Agent is willing to accept appointment as

Escrow Agent for only the expressed duties outlined herein.

                NOW, THEREFORE, in consideration of the premises and agreements set forth herein, the parties hereto agree as follows:

                1. Proceeds to be Escrowed. All funds received by CUSTOMER, or
                   -----------------------
any selling agent acting on behalf of the CUSTOMER, in payment for the Securities will be delivered to the Escrow Agent within three (3) business days following the day upon which such proceeds are received by CUSTOMER and shall be retained in escrow by the Escrow Agent and invested as stated below. During the term of this Agreement, CUSTOMER shall cause all checks received by and made payable to it in payment for such Securities to be endorsed in favor of the CUSTOMER Corporation Escrow Account.

                In the event that any checks deposited in the escrow accounts prove uncollectable after the funds represented thereby have been released by the Escrow Agent to CUSTOMER, then CUSTOMER shall promptly reimburse the Escrow Agent for any and all cost incurred for such, upon request, and the Escrow Agent shall deliver the returned checks to CUSTOMER.


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                2. Identity of Subscribers. CUSTOMER shall furnish to the Escrow
                   -----------------------
Agent with each delivery of funds, as provided in paragraph 1 hereof, a list of the persons who have paid money for the purchase of Securities showing the name, address, amount of Securities subscribed for and the amount of money paid. All proceeds so deposited shall remain the property of the subscriber and shall not be subject to any liens or charges by CUSTOMER, or the Escrow Agent, or judgments or creditors' claims against CUSTOMER, until released to CUSTOMER as hereinafter provided.

                3. Disbursement of Funds. From time to time, and at the end of
                   ---------------------
the third business day following the Termination Date (as defined in paragraph 4 hereof), the Escrow Agent shall notify CUSTOMER of the amount of the funds received hereunder. As payments are obtained for the Securities from subscribers at any time prior to the Termination Date, then the Escrow Agent shall pay out the escrowed funds and all earnings thereon when and as directed by CUSTOMER, less all offsets permitted by that certain Underwriting Agreement entered into by and between the CUSTOMER and West America Securities Corp. ("Underwriting Agreement"), the contents of which are hereby incorporated by reference and made expressly conditional on the disbursement of funds pursuant to this Agreement. If any funds deposited to the Escrow Account by any subscriber are not accepted by the CUSTOMER within three business days after the deposit into the escrow account, the Escrow Agent shall, within a reasonable time following the Termination Date, but in no event more than ten (10) business days days after the Termination Date, refund to each rejected subscriber at the address appearing on the list of subscribers, or at such other address as shall be furnished to the Escrow Agent by the subscriber in writing, all sums paid by the subscriber pursuant to his subscription agreement for Securities, without any offsets or debits and without accrual of interest earned on such funds in the escrow account, and shall then notify CUSTOMER in writing of such refunds.

                4. Term of Escrow. The "Termination Date" shall be January 31,
                   --------------
2002 or the date the Escrow Agent received written notice from CUSTOMER that it is abandoning the sale of the Securities, subject to Section 3. In accordance with the terms of the Underwriting Agreement, CUSTOMER may extend the termination date 60 days upon written notice to the Escrow Agent. In all events this escrow shall terminate upon the one year anniversary from the date of this agreement.

                5. Duty and Liability of the Escrow Agent. The sole duty of the
                   --------------------------------------
Escrow Agent, other than as herein specified, shall be to receive said funds and hold them subject to release, in accordance herewith, and the Escrow Agent shall be under no duty to determine whether CUSTOMER is complying with requirements of this Agreement in tendering to the Escrow Agent said proceeds of the sale of the Securities. The Escrow Agent may conclusively rely upon and shall be protected in acting upon any statement, certificate, notice, request, consent, order or other document believed by it to be genuine and to have been signed or presented by the proper party or parties. The Escrow Agent shall have no duty or liability to verify any such statement, certificate, notice, request, consent, order or


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other document, and its sole responsibility shall be to act only as expressly set forth in this Agreement. The Escrow Agent shall be under no obligation to institute or defend any action, suit or proceeding in connection with this Agreement unless first indemnified to its satisfaction. The Escrow Agent may consult counsel in respect of any question arising under this Agreement and the Escrow Agent shall not be liable for any action taken or omitted in good faith upon advice of such counsel.

                6. Escrow Agent's Fee. The Escrow Agent shall be entitled to
                   ------------------
compensation for its services as stated in the fee schedule attached hereto as Exhibit A, which compensation shall be paid by CUSTOMER. The fee agreed upon for the services rendered hereunder is intended as full compensation for the Escrow Agent's services as contemplated by this Agreement; provided, however, that in the event that the conditions for the disbursement of funds under this Agreement are not fulfilled, or the Escrow Agent renders any material service not contemplated in this Agreement, or there is any assignment of interest in the subject matter of this Agreement, or any material modification hereof, or if any material controversy arises hereunder, or the Escrow Agent is made a party to any litigation pertaining to this Agreement, or the subject matter hereof, then the Escrow Agent shall be reasonably compensated for such extraordinary services and reimbursed for all costs and expenses, including reasonable attorney's fees, occasioned by any delay, controversy, litigation or event, and the same shall be recoverable from CUSTOMER.

                7. Investment of Proceeds. All funds held by the Escrow Agent
                   ----------------------
pursuant to this Agreement shall constitute trust property for the purposes for which they are held. The Escrow Agent shall invest all funds received from subscribers in the Wells Fargo Funds ____ , a money market mutual fund.

                  8. Tax Reporting The parties hereto agree that, for tax
                     -------------
reporting purposes, all interest or other taxable income earned from the investment of the Escrow Funds in any tax year shall be taxable to the CUSTOMER.

         CUSTOMER shall, within 30 days after the date hereof, provide the Escrow Agent with certified tax identification numbers by furnishing appropriate forms W-9 or W-8 and other forms and documents that the Escrow Agent may reasonably request. The parties understand that if such tax reporting documentation is not so certified to the Escrow Agent, the Escrow Agent may be required by the Internal Revenue Code of 1986, as amended, to withhold a portion of any interest or other income earned on the investment of monies or other property held by the Escrow Agent pursuant to this Agreement.

         To the extent that the Escrow Agent becomes liable for the payment of any taxes in respect of income derived from the investment of funds held or payments made hereunder, the Escrow Agent shall satisfy such liability to the extent possible from the Escrow Funds. The parties agree to indemnify and hold the Escrow Agent harmless from and against any taxes, additions for late payment, interest, penalties and other expenses that may be assessed against the Escrow Agent on or with respect to any payment or other activities under this Agreement unless any such tax, addition for late payment, interest, penalties and other expenses shall arise out of or be caused by the actions of, or failure to act by, the Escrow Agent.

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                9. Issuance of Certificates. Until the terms of this Agreement
                   ------------------------
with respect to the Securities have been met and the funds hereunder received from subscriptions for Securities have been released to CUSTOMER, CUSTOMER may not issue any certificates or other evidence of Securities, except subscription agreements.

               10. Notices. All notices, requests, demands, and other
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communications under this Agreement shall be in writing and shall be deemed to have been duly given (a) on the date of service if served personally on the party to whom notice is to be given, (b) on the day of transmission if sent by facsimile transmission to the facsimile number given below, and telephonic confirmation of receipt is obtained promptly after completion of transmission,
(c) on the day after delivery to Federal Express or similar overnight courier or the Express Mail service maintained by the United States Postal Service, or (d) on the fifth day after mailing, if mailed to the party to whom notice is to be given, by first class mail, registered or certified, postage prepaid, and properly addressed, return receipt requested, to the party as follows:

If to CUSTOMER:

        LASIK America, Inc.
        6646 Indian School Road, N.E.
        Albuquerque, NM  87110
        Attn: Dr. Howard P. Silverman, CEO
        Fax # 505-837-9111

If to Escrow Agent:

        Wells Fargo Bank, N.A.
        Corporate Trust Department
        Attn:  Kimberly Vann
        707 Wilshire Blvd., 17th Floor
        Los Angeles, CA 90017
        Fax 213-614-3355

        Any party may change its address for purposes of this paragraph by giving the other party written notice of the new address in the manner set forth above.

                11. Indemnification of Escrow Agent: CUSTOMER hereby indemnifies
                    -------------------------------
and holds harmless the Escrow Agent from and against, any and all loss, liability, cost, damage and expense, including, without limitation, reasonable counsel fees, which the Escrow Agent may suffer or incur by reason of any action, claim or proceeding brought against the Escrow Agent arising out of or relating in any way to this Agreement or any transaction to which this Agreement relates unless such action, claim or proceeding is the result of the willful misconduct of the Escrow Agent. The Escrow Agent may consult counsel in respect


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of any question arising under the Impoundment Agreement and the Escrow Agent shall not be liable for any acting taken or omitted in good faith upon advice of such counsel.

                12. Successors and Assigns. Except as otherwise provided in this
                    ----------------------
Agreement, no party hereto shall assign this Agreement or any rights or obligations hereunder without the prior written consent to the other parties hereto and any such attempted assignment without such prior written consent shall be void and of no force and effect. This Agreement shall inure to the benefit of and shall be binding upon the successors and permitted assigns of the parties hereto.

                13. Governing Law; Jurisdiction. This Agreement shall be
                    ---------------------------
construed, performed, and enforced in accordance with, and governed by, the internal laws of the State of Minnesota, without giving effect to the principles of conflicts of laws thereof. Each party hereby consents to the personal jurisdiction and venue of any United States District Court for the District of Minnesota located in Hennepin County, Minnesota.

                14. Severability. In the event that any part of this Agreement
                    ------------
is declared by any court or other judicial or administrative body to be null, void, or unenforceable, said provision shall survive to the extent it is not so declared, and all of the other provisions of this Agreement shall remain in full force and effect.

                15. Amendments; Waivers. This Agreement may be amended or
                    -------------------
modified, and any of the terms, covenants, representations, warranties, or conditions hereof may be waived, only by a written instrument executed by the parties hereto, or in the case of a waiver, by the party waiving compliance. Any waiver by any party of any condition, or of the breach of any provision, term, covenant, representation, or warranty contained in this Agreement, in any one or more instances, shall not be deemed to be nor construed as further or continuing waiver of any such condition, or of the breach of any other provision, term, covenant, representation, or warranty of this Agreement.

                16. Entire Agreement. This Agreement contains the entire
                    ----------------
understanding among the parties hereto with respect to the escrow contemplated hereby and supersedes and replaces all prior and contemporaneous agreements and understandings, oral or written, with regard to such escrow.

                17.  Section Headings.  The section headings in this Agreement
                     ----------------
are for reference purposes only and shall not affect the meaning or interpretation of this Agreement.

                18.  Counterparts.  This agreement may be executed in
                     ------------
counterparts, each of which shall be deemed an original, but all of which shall constitute the same instrument.

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                19.  Time of Essence.  Time is of the essence of this Agreement.
                     ---------------

                20. Resignation. Escrow Agent may resign upon 30 days advance written notice to CUSTOMER. If a successor escrow agent is not appointed within the 30-day period following such notice, Escrow Agent may petition any court of competent jurisdiction to name a successor escrow agent.

                IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed the day and year first set forth above.


                LASIK America, Inc.


                By:
                   ----------------------------------------------------
                         President and Chief Executive Officer



        WELLS FARGO BANK, NATIONAL ASSOCIATION


                By:
                   ----------------------------------------------------
                         Authorized Officer (Title)






















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